Exhibit 10.99

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment Agreement”), is dated as of September 23, 2013, by and between COLLECTORS UNIVERSE, INC., a Delaware Corporation (the “Company” or “CUI”), and ROBERT G. DEUSTER (“Executive”), with reference to the following:

R E C I T A L S:

A.           Executive is employed as Chief Executive Officer of the Company under an Employment Agreement dated as of October 10, 2012 (the “Employment Agreement”); and

B.           The Company and the CEO desire to extend the term of and amend certain related provisions in the Employment Agreement as and to the extent provided hereinafter in this Amendment Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the respective promises of each party made to the other in this Amendment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, it is agreed as follows:

1.           Extension of the Term of Employment.  The term of Executive’s employment under the Employment Agreement is hereby extended and shall continue to October 15, 2014, unless the Executive’s employment is either (i) sooner terminated pursuant to any of the provisions of Section 5 or Section 6 of the Employment Agreement, or (ii) further extended by mutual written agreement of the parties.

2.           Implementing Amendments.  To give effect to the foregoing extension of the term of the Employment Agreement, it is agreed as follows:

2.1           Amendment of Section 3 of Employment Agreement.  The first sentence of Section 3 of the Employment Agreement, entitled “Term of Employment” is hereby amended to read in its entirety as follows:

“Unless sooner terminated as provided in Section 5 or Section 6 below, the term of Executive’s employment with the Company as its CEO shall commence on October 15, 2012 (the “Commencement Date”) and shall end on the second anniversary thereof (the “Expiration Date”).”

2.2           Other Amendments.

(a)           The phrase “the one-year term of Executive’s employment under this Agreement” contained in the second sentence of Section 3 of the Employment Agreement is hereby amended to read as follows:  “the term of Executive’s employment under this Agreement”; and

(b)           The phrase “upon expiration of the one-year term of Executive’s employment hereunder” that is contained in Section 5.5 of the Employment Agreement is hereby amended to read as follows:

“upon expiration of the term of Executive’s employment hereunder”.

3.           No Other Changes.  The Employment Agreement shall remain in full force and effect and, except as amended by this Amendment Agreement, as set forth in Sections 1 and 2 hereof, shall remain unchanged.

4.           Confirmation of Performance.  Each party hereto represents that the other party has performed those of its obligations required to have been performed on or prior to the date hereof by such other party under the Employment Agreement and such other party has not breached and is not in breach of the Employment Agreement.

3.           Miscellaneous.

4.1           Construction.  This Amendment Agreement is the result of arms-length negotiations between the parties hereto, and no provision hereof shall be construed against a party by reason of the fact that such party or its legal counsel drafted said provision or for any other reason.

4.2           Entire Agreement. This Amendment Agreement contains all of the agreements of the parties relating to, and supersedes all prior agreements or understandings, written or oral, between the parties regarding, the subject matter hereof.

4.3           Binding on Successors.  Subject to the provisions of Section 9.8 of the Employment Agreement (entitled “No Assignment”), which provisions are incorporated herein by this reference, this Amendment Agreement shall be binding on the parties and their respective heirs, legal representatives and successors and assigns.

4.4           Headings.  Section and paragraph headings in this Amendment Agreement are for convenience of reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Amendment Agreement.

4.5           Severability.  If any provision of this Amendment Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired in any way as a result thereof.

4.6           Governing Law.  This Amendment Agreement is made in and shall be construed and interpreted according to and enforced under the internal laws of the State of California, excluding its choice of law rules and principles.

4.7           Counterparts.  This Amendment Agreement may be executed in separate counterparts, and each of such signed counterparts, including any photocopies or facsimile copies thereof, shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement Amendment as of the day and date first above written:

The Company:                                                                           COLLECTORS UNIVERSE, INC.

By:              /s/  A. CLINTON ALLEN
A. Clinton Allen, Chairman

Executive:                                                                             /s    ROBERT G. DEUSTER
Robert G. Deuster